EXHIBIT 10.1

November 25, 2008

[Investor name]

[Investor address]

Subject:                                                     Side Letter Agreement to the Purchase Agreement between Precision Optics Corporation, Inc. and the investors signatory thereto, dated June 25, 2008.

Dear investor:

This Side Letter Agreement entered into on November 26, 2008, by and between Precision Optics Corporation, Inc. and the investors signatory to the Purchase Agreement, dated June 25, 2008 (the “Purchase Agreement”), will serve to modify Section 1of the Purchase Agreement. Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Purchase Agreement.

The definition of “Amendment” included in Section 1 of the Purchase Agreement is hereby modified as follows:

“Amendment” means an amendment to the Company’s Articles of Organization implementing a one-for-twenty-five reverse split of the Company’s Common Stock and maintaining the number of authorized shares of Common Stock at 50,000,000.

No other terms, rights or provisions of the Purchase Agreement are or should be considered to have been modified by the terms of this Side Letter Agreement and each party retains all other rights, obligations, privileges and duties contained in the Agreement.

Agreed and Accepted on November 25, 2008:

Very truly yours,

Precision Optics Corporation, Inc.

Name: Richard E. Forkey

/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: President and Chief Executive
Officer

November 25, 2008
Date

Agreed to and Accepted by:

Special Situations Fund III QP, L.P.

/s/ Austin W. Marxe

Name:  Austin W. Marxe

Title: General Partner

Date

Special Situations Private Equity Fund, L.P.

/s/ Austin W. Marxe

Name:  Austin W. Marxe

Title: General Partner

Date

/s/ Arnold Schumsky

Name:  Arnold Schumsky

November 25, 2008

Date